UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015 (October 29, 2015)

Datasea Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-202071	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Xinghuo Rd

Changning Building, Suite 21BC1

Fengtai District

Beijing, P.R. China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86)10-58401996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve significant risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	We are an early stage company with very limited operating history as a provider of Internet security equipment, new media advertising and data processing services in the People’s Republic of China (which we refer to as the PRC). Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

•	Our new Chinese operating subsidiary has not generated any revenue or profit to date and there is a risk that we may be unable to establish our business and generate revenue and profit.

•	We may face heightened competition from existing mature competitors as well as new entrants into the Internet security equipment and service industries in which we compete within the PRC. If we are unable to compete effectively, we may lose customers and our financial results will be adversely affected.

•	Our current distribution model heavily relies on regional agents and disruption of or changes in our distribution model could harm our sales and margins.

•	We conduct our business through our PRC operating entity by means of contractual arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected.

•	No public market for our common stock currently exists, and an active trading market may not develop or be sustained following this offering.

Moreover, new risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform them to actual results.

CURRENT REPORT ON FORM 8-K

DATASEA INC.

TABLE OF CONTENTS

EXPLANATORY NOTE

As used in this Current Report on Form 8-K, all references hereinafter to the “Company,” “we,” “our” and “us” (i) for periods prior to the closing of the Share Exchange refer to Datasea Inc. only, and (ii) for periods subsequent to the closing of the Share Exchange refer to Datasea Inc., and its wholly owned subsidiaries Shuhai Information Skill (HK) Limited, a Hong Kong limited liability company, and Tianjin Information Sea Information Technology Co. Ltd., Harbin Information Sea Information Technology Co. Ltd. and Shuhai Information Technology Co. Ltd., PRC variable interest entities which we control through contractual agreements.

In addition, unless the context otherwise requires, in this Form 8-K:

•	“Common Stock” refers to our Common Stock, par value $0.001 per share;
•	“China” or “PRC” refers to the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;
•	“RMB” or “Renminbi” refers to Renminbi yuan, the legal currency of China; and
•	“$”, “US$” or “U.S. dollars” refers to the legal currency of the United States.

For convenience, certain amounts in Renminbi have been converted to US dollars at an exchange rate in effect at the date of the related financial statements or the related event. Assets and liabilities are translated at the exchange rate as of the filing date.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2015, Datasea Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Zhixin Liu and Fu Liu, each of whom are shareholders (the “Shareholders”) of Shuhai Information Skill (HK) Limited (“Shuhai Skill (HK)”), a limited liability company incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”). Pursuant to the terms of the Exchange Agreement, the Shareholders, who together own 100% of the ownership rights in Shuhai Skill (HK), agreed to transfer all of the issued and outstanding ordinary shares of Shuhai Skill (HK) to the Company in exchange for the issuance of an aggregate of 4,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), thereby causing Shuhai Skill (HK) and its wholly foreign owned subsidiaries, Tianjin Information Sea Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Tianjin Information”), and Harbin Information Sea Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Harbin Information”) to become wholly-owned subsidiaries of the Company, and Shuahi Information Technology Co., Ltd., also a limited liability company incorporated under the laws of the PRC (“Shuhai Beijing”), to become the Company’s variable interest entity. The entirety of the transaction will hereafter be referred to as the “Share Exchange.”

Prior to the Share Exchange, as discussed more fully in Item 2.01 herein, Ms. Zhixin Liu, a majority shareholder and director of the Company, was a major shareholder of Shuhai Skill (HK) and Shuhai Beijing, entities that were wholly owned by Ms. Liu and her father, Mr. Fu Liu. Ms. Liu was also the legal representative of Tianjin Information and Harbin Information. Aside from the foregoing, as of the date of the execution of the Exchange Agreement, there were no material relationships between the Company and Shuhai Skill (HK) and its subsidiaries.

The foregoing description of the Share Exchange does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

THE SHARE EXCHANGE

As discussed in Item 1.01 above, which is incorporated herein by reference, on October 29, 2015, the Company entered into the Exchange Agreement with the Shareholders. Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding ordinary shares in Shuhai Skill (HK) to the Company in exchange for the issuance of an aggregate of 4,000,000 shares of the Common Stock, thereby causing Shuhai Skill (HK) and its wholly-owned subsidiaries, Tianjin Information and Harbin Information, to become wholly-owned subsidiaries of the Company and, Shuhai Beijing, to become a variable interest entity of the Company. Upon the closing of the Share Exchange on October 29, 2015, the Shareholders delivered all of their equity capital in Shuhai Skill (HK) to the Company in exchange for 4,000,000 shares of Common Stock. Following the Share Exchange, the Company has a total of 11,000,000 shares of Common Stock issued and outstanding.

The shares of the Common Stock issued in connection with the Share Exchange were not registered under the Securities Act and were issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The securities issued in this transaction may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Accordingly, the certificates representing these shares contain a restrictive legend stating the same.

Changes Resulting from the Share Exchange

As a result of the Share Exchange, the Company, through its subsidiaries and variable interest entity, is now engaged in the business of providing Internet security products, new media advertising, micro-marketing, and data analysis services in the PRC. All business operations are conducted through our wholly-owned subsidiary, Tianjin Information, and through Shuhai Beijing, our variable interest entity. Shuhai Beijing is considered to be a variable interest entity because we do not have any direct ownership interest in it, but, as a result of a series of contractual agreements between Tianjin Information, our wholly-owned subsidiary, Shuhai Beijing and its shareholders, we are able to exert effective control over Shuhai Beijing and receive 100% of the net profits or net losses derived from the business operations of Shuhai Beijing. The contractual agreements are more fully described below.

Changes to the Board of Directors and Officers

Pursuant to the terms of the Exchange Agreement, upon closing of the Share Exchange, Xinzhong Sun resigned from the positions of director, President, Secretary and Treasurer of the Company. Ms. Liu was appointed to the position of Chairperson of the Company’s board of directors (the “Board”), Chief Executive Officer, President, Interim Chief Financial Officer, Treasurer and Secretary and Mr. Liu was appointed to the position of Director of the Board. All directors hold office for one-year terms until the election and qualification of their successors, while officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger,” since the stockholders of Shuhai Skill (HK) own a majority of the outstanding shares of the Company’s Common Stock immediately following the Share Exchange. Shuhai Skill (HK) is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Shuhai Skill (HK)’s operating affiliate, Shuhai Beijing, and will be recorded at the historical cost basis of Shuhai Beijing. After completion of the Share Exchange, the Company’s consolidated financial statements will include the assets and liabilities of the Company and Shuhai Beijing, the historical operations of Shuhai Beijing and the operations of the Company and its subsidiaries following the closing date of the Share Exchange. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

DESCRIPTION OF THE COMPANY

Corporate Structure

Following the Share Exchange, we are engaged in the business of Internet security equipment, new media advertising, and data processing service in the PRC, but the Company does not directly carry on any business operations. To comply with PRC laws, the Company operates through a corporate structure consisting of subsidiaries, variable interest entities (“VIE”), and contractual arrangements. A VIE is a term used by the U.S. Financial Accounting Standards Board to describe a legal business structure whose financial support comes from another corporation which exerts control over the VIE. All of the Company’s business operations are structured around a series of contractual agreements (the “VIE Contractual Agreements”) between Tianjin Information, our wholly-owned subsidiary, and Shuhai Beijing and its shareholders. Through the VIE Contractual Agreements, we are able to exert effective control over Shuhai Beijing and to receive 100% of the net profits or net losses derived from the business operations of Shuhai Beijing. The VIE Contractual Agreements are more fully described below.

Datasea Inc. was incorporated under the laws of the State of Nevada on October 26, 2014 under the name Rose Rock, Inc. On May 26, 2015, the Company amended its articles of incorporation to change its name to Datasea Inc. Up until the entry into the Exchange Agreement discussed in Item 1.01 above, the Company’s primary business activities have been providing consulting services to various U.S. companies who seek to do business in China as well as Chinese companies looking to enter the U.S. markets. Nonetheless, prior to the completion of the Share Exchange with the Shareholders of Shuhai Skill (HK), as discussed above, the Company was considered a shell company as defined in Rule 12b-2 under the Securities Act, as it had no or nominal business operations, employees and/or assets.

As a result of the Share Exchange described in this Item 2.01, Shuhai Skill (HK) and its wholly-owned subsidiary Tianjin Information became wholly-owned subsidiaries of the Company and Shuhai Beijing became a variable interest entity of the Company.

Shuhai Skill (HK) was incorporated on May 15, 2015 under the laws of Hong Kong for the purpose of owing 100% of the capital stock of Tianjin Information, a limited liability company incorporated on October 8, 2015 under the laws of the PRC. Shuhai Beijing was incorporated as a limited liability company in the PRC on February 11, 2015.

The chart below depicts the corporate structure of the Company as of the date of this Current Report on Form 8-K. The Company owns 100% of the capital stock of Shuhai Skill (HK), Shuhai Skill (HK) owns 100% of the capital stock of Tianjin Information and Harbin Information (a presently inactive entity) and Shuhai Beijing is a VIE of the Company which is controlled by the Company through VIE Contractual Agreements between Tianjin Information and the Shareholders of Shuhai Beijing.

As a result of the Share Exchange, all of the Company’s business operations are conducted through Shuhai Beijing. The Company’s address and headquarters are as follows:

Shuhai Information Technology Co. Ltd.

1 Xinghuo Rd.

Changning Building, Suite 21BC1

Fengtai District

Beijing, P.R. China

Telephone: (86) 10-58401996

Description of VIE Contractual Agreements

The material contractual agreements between Tianjin Information, Shuhai Beijing and its shareholders consist of the following:

Operation and Intellectual Property Service Agreement – This agreement allows Tianjin Information to manage and operate Shuhai Beijing and collect 100% of the net profits of Shuhai Beijing. Under the terms of the Management and Intellectual Property Service Agreement, Shuhai Beijing entrusts Tianjin Information to manage its operations and provides Intellectual Property service to Shuhai Beijing. Tianjin Information owns all intellectual property rights arising from its performance under the Management and Intellectual Property Service Agreement. A copy of the Management and Intellectual Property Service Agreement is attached hereto as Exhibit 10.1, and is hereby incorporated by reference.

Shareholders’ Voting Rights Entrustment Agreement – Tianjin Information has entered into a shareholders’ voting rights entrustment agreement (the “Entrustment Agreement”) under which Zhixin Liu and Fu Liu (collectively the “Shuhai Beijing Shareholders”) have vested their voting power in Shuhai Beijing with Tianjin Information or its designee(s). The Entrustment Agreement does not have an expiration date. A copy of the Entrustment Agreement is attached hereto as Exhibit 10.2, and is hereby incorporated by reference.

Option Agreement – Zhixin Liu and Fu Liu, who together are the sole shareholders of Shuhai Beijing (collectively the “Shuhai Beijing Shareholders”) and Tianjin Information entered into an exclusive option agreement (the “Option Agreement”), pursuant to which the Shuhai Beijing Shareholders have granted Tianjin Information or its designee(s) the irrevocable right and option to acquire all or a portion of such shareholders' equity interests in Shuhai Beijing. Pursuant to the terms of the agreement, Tianjin Information and the Shuhai Beijing Shareholders have agreed to certain restrictive covenants to safeguard the rights of Tianjin Information under the Option Agreement. Tianjin Information may terminate the Exclusive Option Agreement upon prior written notice. The Option Agreement is valid for a period of 10 years from the effective date. A copy of the Exclusive Option Agreement is attached hereto as Exhibit 10.3, and is hereby incorporated by reference.

Equity Pledge Agreement – Tianjin Information and the Shuhai Beijing Shareholders entered into an agreement an Equity Pledge Agreement on October 27, 2015. Pursuant to the Equity Pledge Agreement, Shuhai Beijing Shareholders have pledged all of their equity interests in Shuhai Beijing to Tianjin Information. The Equity Pledge Agreement serves to guarantee the performance by Shuhai Beijing of its obligations under the Operation and Intellectual Property Service Agreement. Tianjin Information has the right to collect any and all dividends paid on the pledged equity interests. Pursuant to the terms of the Equity Pledge Agreement, the Shuhai Beijing Shareholders have agreed to certain restrictive covenants to safeguard the rights of Tianjin Information. Upon an event of default under the agreement, Tianjin Information may foreclose on the pledged equity interests. A copy of the Equity Pledge Agreement is attached hereto as Exhibit 10.4 and is hereby incorporated by reference.

DESCRIPTION OF OUR BUSINESS

Current Operations

Shuhai Beijing was formed and registered with the PRC’s Administration of Industry and Commerce in February of 2015. The Company designs, researches and develops, manufactures, and sells Internet security products such as wired and wireless gateways with network security auditing function. Shuhai Beijing is presently in its early stages of development and has not generated any revenue or profit to date, but its goal is to become a nationwide provider of new media marketing, micro marketing, and data processing service in the PRC. Through its end consumer marketing platform, Shuhai Beijing is seeking to offer one stop marketing solutions to businesses. In addition, Shuhai Beijing is applying for an ISP permit in order to obtain qualification to connect Internet cables for both residential and commercial use. At present, Shuhai Beijing leases a single office space in Beijing, China.

Shuhai Beijing’s products and services can be delineated into the following five categories:

Internet Security Equipment – Shuhai Beijing’s main product is developing and deploying Internet security equipment. Such equipment not only meets the technical standards set forth by the Ministry of Public Security but also aims to satisfy market demands for commercial cybersecurity products.

New Media Advertising Service – Using the Wechat cellphone app, Shuhai Beijing has developed a new electronic platform called “Xin Platform.” The Xin Platform has the technological capability to identify potential customers and market merchants’ products and service to those targeted customers. The company has applied the “信平台XPT” trademark for its Xin Platform.

Micro Marketing Service – Via an electronic platform, Shuhai Beijing has developed a micro marketing service (“MMS”) which provides marketing services to traditional merchants such as supermarkets, hotels, shopping malls and restaurants. All testing of the MMS software was completed in August of 2015 and Shuhai Beijing expects to launch MMS service. The Company has designed industry-specific marketing plans, which will be rolled out to consumers through the Company’s MSS product.

Internet Service Provider (ISP) connecting service – ISP refers to a series of services in connection with connecting computers and other devices of end customers to the Internet. The Company has filed its ISP permit application with the Ministry of Industry and Information Technology in July 2015 and obtained the Value-Added Telecommunication Business Operating License in August 2015. The major target consumers of ISP connecting services are merchants and public institutions.

Large Data Processing Service – The Company aims to become a national provider of large data processing services in the PRC. Currently, Shuhai Beijing is in the process of developing systems to analyze industry trends, market and customer data, supply chain, financial information, risk detection and management. Such processing services can be used by businesses in a wide range of industries.

Customers

Shuhai Beijing currently markets its products and services in the PRC. The primary target customers for its Internet security equipment and ISP connecting service will be users of Internet. With regard to its micro marketing, new media advertising and data processing services, Shuhai Beijing anticipates that its major customers will be businesses in various industries such as hospitality, retail, and tourism.

Product Manufacturing

For cost savings purposes, Shuhai Beijing has outsourced the production of Internet security equipment to Shenzhen Shunxin Technology Co., Ltd. (“Shenzhen Shunxin”), a third-party entity in Guangdong Province, P.R. China. Shenzhen Shunxin has a permit issued by the Ministry of Public Security for manufacturing Internet Security products. Pursuant to the Strategic Cooperation Framework Agreement with the Company, Shenzhen Shunxin has the obligation to meet the technical standard set forth by Shuhai.

Marketing

Shuhai Beijing promotes its products and services through both traditional and new media marketing channels. The Company is in the process of establishing a nationwide distribution network consisting of agents in different regions. Currently, Shuhai Beijing has a total of 26 regional agents located in 4 provinces including Heilongjiang, Jilin, Shandong, and Sichuan. The Ministry of Public Security determines whether the Company’s wired and wireless gateways with network security auditing functionality will be named as recommended products. Pertinent to the requirements of the Ministry of Public Security, Shuhai Beijing chooses distributors with either relationships with the Public Security Bureau or market promotion capability and experience to effectively and quickly install wired or wireless gateways with network security auditing functionality into retailors’ shop and capture market share. In addition, Shuhai Beijing maintains eight full-time employees who focus on sales and marketing efforts relating to the promotion of Shuhai Beijing’s products and services. The marketing employees arrange for advertising events and prepare corporate literature for distribution to promote Shuhai Beijing’s products and services. By leveraging its technological expertise in new media marketing, Shuhai Beijing also targets its potential customers through the social media app Wechat and also developed its own Xin Platform as a marketing platform. The Company also plans to market its product and services by providing potential customers the opportunities to try out our products and services.

Competition

The Internet security equipment industry in the PRC is highly competitive. With the rapid development of the Internet over the past two decades, new cybersecurity technology has been continuously developing and new cybersecurity products have been continuously entering the market. The Company has several competitors in both the Internet security equipment and new media advertising markets. Our three largest competitors in China are Guangzhou Xunqi Digital Technology Co., Ltd., Shenzhne RenZixing Network Technology Co., Ltd. and Zhuhai Jilangling Network Technology Co., Ltd. We believe that our relatively low price and our strategy of integrating cybersecurity equipment and new media marketing services will enhance our competitive position within the cybersecurity product industry in the PRC.

Intellectual Property

Currently, the Company does not own any registered trademarks or patents. We have filed a trademark application for our Xin platform and such application is still pending at the time of filing this report. We also plan to file patent applications for our Xin platform and software copyright applications for our network monitoring platform, micro-marketing platform, micro-shopping, and advertising platform. There may be patents issued or pending that are held by others and cover significant parts of our products or services, which may hinder our ability to obtain IP protection for some of our products and services.

Government Regulation; Licenses

Our operations are subject to and affected by PRC laws and regulations. The primary governmental regulation regulating the Internet security equipment industry in the PRC is the Cybersecurity Law, which governs entities providing “critical information infrastructure.” This statute provides basic protections for Internet users, such as not selling individual’s data to other companies without the user’s permission and not knowingly distributing malware. This law at present is only in draft form, but is expected to be adopted in the near future. Major PRC regulations applicable to our products and services and the Internet security industry include Computer Information System Security Specific Product Testing and Sales License Management Method (Ministry of Public Security Order No. 32) (“Order 32”) and Internet Security Protection Technology Measures Provision (Ministry of Public Security Order No. 82) (“Order 82”). Order 32 sets forth the license requirement for Internet security products providers and related approval procedures of license applications. Order 82 specifies certain security measures Internet service providers shall take to ensure Internet security. Providers of ISP connecting service and Internet-based data processing service are within the scope of Order 82.

Shuhai Beijing currently maintains the following licenses issued by the PRC government:

•	Business License issued by Beijing Municipal Industry and Commerce Administration;
•	Organization Code Certificate issued by Beijing Fengtai District Quality and Technical Supervision Bureau;
•	Tax Registration Certificate issued by Beijing Bureau of Taxation;
•	Beijing Statistics Registration Certificate issuing by Beijing Municipal Bureau of Statistics;
•	Zhongguancun High-tech Enterprises Certificate issued by Zhongguancun Science Park Administrative Committee; and
•	Value-Added Telecommunications Business Operating License issued by Ministry of Industry and Information Technology.

Employees

As of October 29, 2015, Shuhai Beijing has a total of 30 full time employees. The following table sets forth the number of our employees categorized by function as of that date:

Function	Total Number of Employees
Management	3
Marketing	8
Sales	1
Technology & Product Development	6
Project Management	3
Human Resource	2
Finance & Accounting	2
Administrative	5
Total	30

Reports to Security Holders

We are required to file reports with the Securities and Exchange Commission (“SEC”) under Section 13(a) of the Securities Act. These reports will be filed electronically. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, http://www.sec.gov, where you will be able to obtain copies of the reports we file electronically.

Properties

We currently do not own any real estate or land use rights. We have entered into a one year office lease for 328 square meters with Beijing Changning Science & Technology Co. Ltd. for our headquarters office in Beijing. We believe this space is sufficient for our current operations.

RISK FACTORS

An investment in our Common Stock is speculative and involves a high degree of risk. You should carefully consider the following risk factors in evaluating our business before purchasing any of shares of our Common Stock. No purchase of our Common Stock should be made by any person who is not in a position to lose the entire amount of his or her investment. The order of the following risk factors is presented arbitrarily. You should not conclude the significance of a risk factor because of the order of presentation. Our business and operations could be seriously harmed as a result of any of these risks.

Risks Relating to Our Business and Industry

We are an early stage company with very limited operating history as a provider of Internet security equipment, new media advertising and data processing services. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have a limited operating history. Shuhai Beijing was formed in February of 2015 and has yet to generate revenue and we may not generate material revenue or any profit for the foreseeable future. The Company expects that Internet security products along with new media advertising, micro marketing, ISP connecting, and large data processing services will be its core business and main revenue producing sectors in the future. We have limited experience and operating history in developing and marketing the foregoing products and services. In addition, the market for our product and services may be highly competitive. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

Our current distribution model heavily relies on regional agents and disruption of or changes in our distribution model could harm our sales and margins.

Currently, we heavily rely on regional agents to distribute our Internet security equipment. A majority of our products will be sold through our regional agents. Currently, we sell our Internet security equipment to regional agents and these agents stock inventory and then sell directly to end users at higher prices. These agents also occasionally provide system installation, technical support, professional services, and other support services in addition to network equipment sales. In selecting regional agents, we focus on their ability to leverage local connections and relationships with local branches of the Ministry of Public Security to sell our products. There hasn’t been any direct sale to end consumer. We anticipate that product sales through regional distribution agents will continue to account for a majority of our product sales in the near future. Relying on indirect sales may lead to greater difficulty in forecasting the mix of our products and, to a degree, the timing of orders from our customers.

The current distribution model can be adversely affected by a couple of factors which could result in disruption of or changes in our distribution model and further adversely affect our sales and margins, including the following:

•	Some of our regional agents may demand that we absorb a greater share of the risks that their customers may ask them to bear;
•	Some of our regional agents may have insufficient financial resources and may not be able to withstand changes and challenges in business conditions;
•	Some of our regional agents may lose their relationships or connections with local branches of the Ministry of Public Security; and
•	Revenue from indirect sales could suffer if our distributors’ financial condition or operations weaken.

Supply chain issues, including financial problems of contract manufacturers or component suppliers, or a shortage of adequate component supply or manufacturing capacity that increased our costs or caused a delay in our ability to fulfill orders, could have an adverse impact on our business and operating results, and our failure to estimate customer demand properly may result in excess or obsolete component supply, which could adversely affect our gross margins.

Currently, we do not own or operate the bulk of our manufacturing facilities but instead rely on third party entities to manufacturer our products. Such could have an adverse impact on the supply of our products and on our business and operating results:

•	Any financial problems of either contract manufacturers or component suppliers could either limit supply or increase costs;
•	Reservation of manufacturing capacity at our contract manufacturers by other companies, inside or outside of our industry, could either limit supply or increase costs; and
•	Industry consolidation occurring within one or more component supplier markets, such as the semiconductor market, could either limit supply or increase costs.

In addition, the following supply chain-related issues could adversely affect our customer relationship operating results, and financial condition:

•	a reduction or interruption in supply of one or more components;
•	a significant increase in the price of one or more components;
•	a failure to adequately authorize procurement of inventory by our contract manufacturers; and
•	a failure to appropriately cancel, reschedule, or adjust our requirements based on our business needs.

As a result of binding price or purchase commitments with suppliers, we may be obligated to purchase components at prices that are higher than those available in the current market.

In the event that we become committed to purchase components at prices in excess of the current market price when the components are actually used, our gross margins could decrease. Although we currently have the ability to secure additional supply or taken other mitigation actions when significant disruptions have occurred, if similar situations occur in the future, they could have a material adverse effect on our business, results of operations and financial condition.

Our growth and ability to meet customer demands depend in part on our ability to obtain timely deliveries of parts from our suppliers and contract manufacturers. We might experience component shortages in the past, including shortages caused by manufacturing process issues, that have affected our operations. We may also experience a shortage of certain component parts as a result of our own manufacturing issues, manufacturing issues at our suppliers or contract manufacturers, capacity problems experienced by our suppliers or contract manufacturers including capacity or cost problems resulting from industry consolidation, or strong demand in the industry for those parts.

We believe that we may be faced with the following challenges in the future:

•	New markets in which we participate may grow quickly, which may make it difficult to quickly obtain significant component capacity;
•	As we develop new technologies, we may be dependent, at least initially, on unfamiliar supply chains or relatively small supply partners; and
•	We face competition for certain components that are supply-constrained, from existing competitors, and companies in other markets.

Over the long term, we intend to invest in engineering, sales, service and marketing activities, and these investments may achieve delayed, or lower than expected, benefits which could harm our operating results.

While we intend to focus on managing our costs and expenses, over the long term, we also intend to invest in personnel and other resources related to our engineering, sales, service and marketing functions as we realign and dedicate resources on key growth areas, such as Internet security. We are likely to recognize the costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

Our business substantially depends upon the continued growth of the internet and internet-based systems.

A substantial portion of our business and revenue depends on growth and evolution of the Internet in the PRC and globally, including the continued development of the Internet. To the extent that an economic slowdown or uncertainty and related reduction in capital spending adversely affect spending on Internet infrastructure, we could experience material harm to our business, operating results, and financial condition.

Because of the rapid introduction of new products and changing customer requirements related to matters such as cost-effectiveness and security, we believe that there could be performance problems with Internet communications in the future, which could receive a high degree of publicity and visibility. Because Internet security equipment is our major products, our business, operating results, and financial condition may be materially adversely affected, regardless of whether or not these problems are due to the performance of our own products. Such an event could also result in a material adverse effect on the market price of our Common Stock independent of direct effects on our business.

Product quality problems could lead to reduced revenue, gross margins, and net income.

The Internet security equipment we provide is highly complex products that incorporate both hardware and software technologies. Neither we nor our contract manufacturers have developed a sophisticated product testing program. There can be no assurance that the pre-shipment testing programs we develop in the future will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins. For instance, software typically contains bugs that can unexpectedly interfere with expected operations. From time to time, we will have to replace certain components and provide remediation in response to the discovery of defects or bugs in our products. There can be no assurance that such remediation, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to our reputation, inventory costs, or product reengineering expenses, any of which could have a material impact on our revenue, margins, and net income.

Because of the capital-intensive nature of our business, we will likely have to incur indebtedness or issue new equity securities. If we are not able to obtain additional capital, our ability to operate or expand our business may be impaired and our results of operations could be adversely affected.

Our business requires significant levels of capital to finance the research and development of new products and service platforms that meet the constantly evolving industry standards and consumer demands. As such, we expect that we will need additional capital to fund our future growth. We currently depend on loans from certain member of our management. If cash from such available sources is insufficient or unavailable, or if cash is used for unanticipated needs, we may require additional capital sooner than anticipated. Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	investors’ perceptions of, and demand for, companies operating in China;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	governmental regulation of foreign investment in China;

•	economic, political and other conditions in the United States, China, and other countries; and

•	governmental policies relating to foreign currency borrowings.

The sale of additional equity securities would result in dilution of our existing shareholders. In addition, the incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is highly uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

Our success is dependent on retaining key personnel who would be difficult to replace.

Our success depends largely on the continued services of our key management and technical staff. In particular, our success depends on the continued efforts of Mr. Fu Liu, Chairman of our Board of Directors and Ms. Zhixin Liu, our Chief Executive Officer. Mr. Liu and Ms. Liu have been instrumental in developing our business model and are crucial for our business development. There can be no assurance that they will continue in their present capacities for any particular period of time. The loss of the services of Mr. Liu and Ms. Zhixin Liu could materially and adversely affect our business development. In addition, the development of new Internet security products and marketing service platform requires us to retain certain key technical staff. The loss of key technical staff will have negative effects on the introduction of new products and service platforms, capture new market share and generate sales revenue.

The Internet security product and various service industries we are in are characterized by constant and rapid technological change and evolving standards. If we fail to anticipate and adapt to these changes and evolutions, our sales, gross margins and profitability will be adversely affected.

Technologies change rapidly in the Internet security product, new media advertising, micro marketing, and data processing industries with frequent new product and service introductions and evolving industry standards. Companies within these industries are continuously developing new products and services with heightened performance and functionality, putting pricing pressure on existing products. Accordingly, we believe that our future success will depend on our ability to continue to anticipate technological changes and to offer additional product and service opportunities that meet evolving standards on a timely and cost-effective basis. Our failure to accurately anticipate the introduction of new technologies or adapt to fluctuations in the industry could lead to our having significant amounts of obsolete inventory that can only be sold at substantially lower prices and profit margins than anticipated. In addition, if we are unable to develop planned new technologies, we may be unable to compete effectively due to our failure to offer products or services most demanded by the marketplace. Products and services that our competitors develop or introduce may also render our products and services noncompetitive or obsolete. If any of these failures occur, our business and results of operations will be adversely affected.

We may face heightened competition from existing mature competitors as well as new entrants into the Internet security equipment and service industries in which we compete within the PRC. If we are unable to compete effectively, we may lose customers and our financial results will be negatively affected.

The Internet security equipment industry in the PRC is highly competitive. Currently, Shuhai Beijing’s primary competitors for Internet security equipment and ISP connecting services are mature companies with longer operating histories, more engineering resources, relatively sophisticated distribution channels and existing customer bases. Further, there are new competitors entering the micro marketing, new media advertising, and data processing services industries. As a result, we could experience difficulties in obtaining customers, capturing market share, and generating revenue from our major products and services.

Changes to existing regulations may present technical, regulatory and economic barriers to the provision of our product, which may significantly increase our costs and adversely affect results of our operations.

The Internet security industry in China is highly regulated by the Ministry of Public Security. In particular, Order 32 sets forth the technical standard for Internet security products and also procedures for applying for and maintaining permits for selling such products. The Ministry of Public Security might change the regulatory framework or impose higher technical standards in the future. As a result, we would have to incur extra costs in connection with engaging new technical staff, improving our existing products, and renewing our permit.

The legal requirements associated with being a public company, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain listing of our Common Stock.

We may be unable to attract and retain qualified officers, directors and members of board of directors committees required to provide for our effective management because of the rules and regulations that govern publicly listed companies, including, but not limited to, certifications by principal executive officers.  Currently, none of our officers or directors have experience in operating a U.S. public company. Moreover, the actual and perceived personal risks associated with compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other public company requirements may deter qualified individuals from accepting roles as directors and executive officers.  Further, the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters, may make it difficult to attract and retain qualified board members.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our Common Stock on any stock exchange (assuming we are able to obtain such listing) could be adversely affected.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our Common Stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

As all of our operations and personnel are in the PRC, we may have difficulty establishing adequate western style management, legal and financial controls.

The PRC historically has been deficient in western style management, corporate governance and financial reporting concepts and practices, as well as in modern banking and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, and especially given that we expect to be a publicly listed company in U.S. and subject to regulation as such, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.  We may have difficulty establishing adequate management, legal and financial controls in the PRC.  Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act and other applicable laws, rules and regulations.  This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business and the public announcement of such deficiencies could adversely impact our stock price.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure will result in additional expenses. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

After the Share Exchange, we will be faced with expensive and complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, our executive officers have little experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to company with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

Risks Relating to the Our Corporate Structure

Our corporate structure, in particular our variable interest entity contracts (the “VIE Contractual Agreements”) are subject to significant risks, as set forth in the following risk factors.

We are a holding company that depends on cash flow from Shuhai Skill (HK), its subsidiary and Shuhai Beijing to meet our obligations.

After the consummation of the Share Exchange, we became a holding company with no material assets other than the stock of Shuhai Skill (HK).  Accordingly, all of our operations are conducted through Shuhai Skill (HK), its direct subsidiary Tianjin Information and its variable interest entity Shuhai Beijing.  We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used in their operations.

We depend upon the VIE Arrangements in conducting our business in the PRC, which may not be as effective as direct ownership.

Our affiliation with Shuhai Beijing is managed through the VIE Contractual Agreements, which Agreements may not be as effective in providing us with control over Shuhai Beijing as direct ownership.  The VIE Contractual Agreements are governed by and would be interpreted in accordance with the PRC laws.  They also provide for the resolution of disputes through arbitration pursuant to PRC laws. If Shuhai Beijing fails to perform the obligations under the VIE Contractual Agreements, we may have to rely on legal remedies under the PRC law, including seeking specific performance or injunctive relief, and claiming damages. There is a risk that we may be unable to obtain any of these remedies.  The legal environment in China is not as developed as in other jurisdictions.  As a result, uncertainties in the PRC legal system could limit our ability to enforce the VIE Contractual Agreements.

We may not be able to consolidate the financial results of some of our affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

All of our business is conducted through Shuhai Beijing, which currently is considered a VIE for accounting purposes, and we are considered the primary beneficiary, thus enabling us to consolidate our financial results in our consolidated financial statements. In the event that in the future a company we hold as a VIE no longer meets the definition of a VIE, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity’s financial results in our consolidated financial statements for PRC purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity’s financial results in our consolidated financial statements for PRC purposes. If such entity’s financial results were negative, this could have a corresponding negative impact on our operating results for PRC purposes. However, any material variations in the accounting principles, practices and methods used in preparing financial statements for PRC purposes from the principles, practices and methods generally accepted in the United States and in the SEC accounting regulations must be discussed, quantified and reconciled in financial statements for United States and SEC purposes.

Because we rely on the Operation and Intellectual Property Service Agreement with Shuhai Beijing for our revenue, the termination of this agreement would severely and detrimentally affect our continuing business viability under our current corporate structure.

We are a holding company and all of our business operations are conducted through the VIE Contractual Agreements. As a result, our revenues rely on dividend payments from Tianjin Information after it receives payments from Shuhai Beijing pursuant to the Operation and Intellectual Property Service Agreement. Shuhai Beijing may terminate the Operation and Intellectual Property Service Agreement without cause. Because neither we, nor our subsidiaries, own equity interests of Shuhai Beijing, the termination of the Operation and Intellectual Property Service Agreement would sever our ability to continue receiving payments from Shuhai Beijing under our current holding company structure. While we are currently not aware of any event or reason that may cause the Operation and Intellectual Property Service Agreement to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that the Operation and Intellectual Property Service Agreement is terminated, this may have a severe and detrimental effect on our continuing business viability under our current corporate structure, which, in turn, may affect the value of your investment.

Contractual arrangements entered into by our subsidiary and our PRC operating affiliate may be subject to scrutiny by the PRC tax authorities. Such scrutiny may lead to additional tax liability and fines, which would hinder our ability to achieve or maintain profitability.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions entered into by our subsidiary and our PRC operating affiliate are found not to have been conducted on an arm’s-length basis or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.

We conduct our business through Shuhai Beijing by means of contractual arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between Tianjin Shuhai and Shuhai Beijing. Although we have been advised by our PRC counsel, Zhongyin Law Offices, that based on their understanding of the current PRC laws, rules and regulations, the structure for operating our business in China (including our corporate structure and contractual arrangements with Shuhai Beijing and its stockholders) comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, the PRC courts or regulatory authorities may determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. We are aware of a case involving Chinachem Financial Services where certain contractual arrangements for a Hong Kong Company to gain economic control over a PRC Company were declared to be void by the PRC Supreme People's Court. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable.

If any of our PRC entities or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

  revoking the business and operating licenses;
  discontinuing or restricting the operations;
  imposing conditions or requirements with which the PRC entities may not be able to comply;
  requiring us and our PRC entities to restructure the relevant ownership structure or operations;
  restricting or prohibiting our use of the proceeds from this offering to finance our business and operations in China; or
  imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures, such as ours, that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide. If our ownership structure, contractual arrangements or businesses of Shuhai Beijing are found to be in violation of any existing or future PRC laws or regulations, the relevant governmental authorities, including the CSRC, would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Shuhai Beijing, revoking the business licenses or operating licenses of Shuhai Beijing, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from this offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations.

The draft Foreign Investment Law proposes sweeping changes to the PRC foreign investment legal regime and will likely to have a significant impact on businesses in China controlled by foreign invested enterprises primarily through contractual arrangements, such as our business.

On January 19, 2015, the PRC Ministry of Finance (“MOFCOM”) published a draft of the PRC Law on Foreign Investment (Draft for Comment), or the Foreign Investment Law, which is open for public comments until February 17, 2015. At the same time, MOFCOM published an accompanying explanatory note of the draft Foreign Investment Law, or the Explanatory Note, which contains important information about the draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in China controlled by foreign invested enterprises, or FIEs, primarily through contractual arrangements. The draft Foreign Investment Law is intended to replace the current foreign investment legal regime consisting of three laws: the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law, as well as detailed implementing rules. The draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The proposed Foreign Investment Law is to regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in a “Negative List.” Because the Negative List has yet to be published, it is unclear whether it will differ from the current list of industries subject to restrictions or prohibitions on foreign investment (including our industry). The draft Foreign Investment Law also provides that only FIEs operating in industries on the Negative List will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the Negative List may not be able to continue to conduct their operations through contractual arrangements.

The specifics of the draft Foreign Investment Law’s application to variable entity structures have yet to be proposed, but it is anticipated that the draft Foreign Investment Law will regulate variable interest entities. MOFCOM suggests both registration and approval as potential options for the regulation of variable entity structures, depending on whether they are “Chinese” or “foreign-controlled.” One of the core concepts of the draft Foreign Investment Law is “de facto control,” which emphasizes substance over form in determining whether an entity is “Chinese” or “foreign-controlled”. This determination requires considering the nature of the investors that exercise control over the entity. “Chinese investors” are natural persons who are Chinese nationals, Chinese government agencies and any domestic enterprise controlled by Chinese nationals or government agencies. “Foreign investors” are foreign citizens, foreign governments, international organizations and entities controlled by foreign citizens and entities. We are majority controlled by Mr. and Ms. Liu, both of whom are PRC national; therefore, it increases the likelihood that our company may be deemed “Chinese” controlled. In its current form, the draft Foreign Investment Law will make it difficult for foreign financial investors, including private equity and venture capital firms, to obtain a controlling interest of a Chinese enterprise in a foreign restricted industry. However, under the proposed new law, we may no longer need to hold interests in our operating affiliate through contractual arrangements and may be able to have control through direct equity ownership.

There is substantial uncertainty regarding the draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption timeline or effective date of the final form of the law. While such uncertainty exists, we cannot determine whether the new foreign investment law, when it is adopted and becomes effective, will not have a material positive or negative impact on our corporate structure and business.

The contractual agreements that we have with our PRC operating affiliate may be determined to be a mechanism to circumvent the restriction of foreign ownership of a business in the PRC, and therefore could be determined to be unenforceable because they are against public policy.

We do not have a direct ownership interest in Shuhai Beijing, our PRC operating affiliate. Instead, through a series of contractual arrangements entered into between Shuhai Beijing and our subsidiary, Tianjin Information, we are able to: (i) exert effective control over our PRC operating affiliate; (ii) receive substantially all of the economic benefits derived from the business operations of our PRC operating affiliate; and (iii) have an exclusive option to purchase all or part of the equity interests in our PRC operating affiliate. Notwithstanding the foregoing, there is a risk that these contractual agreements between Shuhai Beijing and our subsidiary, Tianjin Information, may be determined by a government agency in the PRC to be a mechanism to circumvent the restrictions on foreign ownership of a PRC business and therefore could be determined to be unenforceable because they are against public policy in the PRC. If the agreements were determined to be void as against public policy, we would have no right to the economic benefits from the operations of our PRC affiliate and we would have no other means of generating revenue.

If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through contractual arrangements with our affiliated entities. As part of these arrangements, substantially all of our education-related assets that are important to the operation of our business are held by our affiliated entities. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our Common Stock.

Risks Associated With Doing Business in China

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions within the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our services and our products.

All of our operations are conducted in the PRC a. Although the PRC economy has grown significantly in recent years, there is no assurance that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our product and services.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the U.S and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries that may affect our economic outlook both in the U.S and in China. Any political or trade controversies between the U.S and China, whether or not directly related to our business, could reduce the price of our Common Stock.

Future inflation in China may inhibit the profitability of our business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  Rapid economic growth can lead to growth in the money supply and rising inflation.  If prices for our services and products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.  These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services and products.

The fluctuation of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, various factors, such as changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the People’s Bank of China has decided to further implement the reform of the RMB exchange regime and to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar.

Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, shares of our Common Stock in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from our initial public offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of shares of our Common Stock in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our shareholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by SAFE. For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. These limitations could affect our ability to obtain foreign exchange for capital expenditures.

Our subsidiaries and affiliated entities in China are subject to restrictions on making dividends and other payments to us.

We are a holding company and rely principally on dividends paid by our subsidiary in China for our cash needs, including paying dividends and other cash distributions to our shareholders to the extent we choose to do so, servicing any debt we may incur and paying our operating expenses. Shuhai Skill (HK)’s income in turn depends on the service fees paid by our affiliated entities. Current PRC regulations permit our subsidiary in China to pay dividends to us only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under the applicable requirements of PRC law, Shuhai Skill (HK) may only distribute dividends after it has made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends. In addition, at the end of each fiscal year, our school as a private school in China is required to allocate a certain amount to its development fund for the construction or maintenance of the school properties or purchase or upgrade of school facilities. In addition, if our subsidiaries or our affiliated entities in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any such restrictions may materially affect such entities’ ability to make dividends or make payments, in service fees or otherwise, to us, which may materially and adversely affect our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of other companies or government agencies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.  Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections of interest relating to foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations involves significant uncertainties, any of which could limit the available legal protections.

In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we may enjoy in the PRC than under some more developed legal systems. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our ability to enforce our contractual or tort rights. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us. Such uncertainties may therefore increase our operating expenses and costs, and materially and adversely affect our business and results of operations.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

Because our principal assets are located outside of the United States and all of our directors and officers reside outside the United States, it may be difficult for you to enforce your rights based on U.S. federal securities laws against us and our officers and directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

Our directors and officers reside outside the United States. In addition, our operating subsidiaries are located in the PRC and substantially all of their assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights against us based on the civil liability provisions of the U.S. federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, it may be difficult to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties against us or our officers and directors under the U.S. federal securities laws or otherwise.

We may be required to obtain prior approval of the China Securities Regulatory Commission, or CSRC, of the listing and trading of our Common Stock.

On August 8, 2006, six PRC regulatory authorities, including the MOFCOM, the State Assets Supervision and Administration Commission, the State Administration of Taxation, State Administration for Industry and Commerce of PRC, or SAIC, CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules. This regulation, among other things, requires that the listing and trading on an overseas stock exchange of securities in an offshore special purpose vehicle formed for purposes of holding direct or indirect equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals be approved by the CSRC. On September 21, 2006, the CSRC published on its official website the procedures for such approval process. In particular, certain documents are required to be filed with the CSRC as part of the approval procedures and it could take several months to complete the approval process.

While the implementation and interpretation of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, that approval by the CSRC is not required for this resale registration because we are not a special purpose vehicle formed or controlled by PRC companies or PRC individuals as defined under the M&A Rules. However, we cannot assure you that the relevant PRC regulatory authorities, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory authority subsequently determines that we need to obtain the CSRC’s approval for this resale registration, we may face sanctions by the CSRC or other PRC regulatory authorities. In such event, these regulatory authorities may, among other things, impose fines and penalties on or otherwise restrict our operations in the PRC or delay or restrict any remittance of the proceeds from this resale registration into the PRC. Any such or other actions taken could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, and the trading price of our Common Stock.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected.

In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM. We may also be subject to administrative fines or penalties by the MOFCOM that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have material and adverse effect on our business, financial condition and results of operations.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from make loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may (i) make loans to our PRC subsidiary and affiliated entities, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

•	loans by us to our wholly-owned subsidiary in China, which is a foreign-invested enterprise, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC, or SAFE, or its local counterparts;

•	loans by us to our affiliated entities, which are domestic PRC entities, over a certain threshold must be approved by the relevant government authorities and must also be registered with SAFE or its local counterparts; and

•	capital contributions to our wholly-owned subsidiary must be approved by the MOFCOM or its local counterparts.

On August 29, 2008, State Administration of Foreign Exchange (SAFE) promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of its capital contribution in foreign currency into Renminbi. The notice requires that the capital of a foreign-invested company settled in Renminbi converted from foreign currencies shall be used only for purposes within the business scope as approved by the applicable governmental authorities. Such loan may not be used for equity investments within the PRC unless such activity is set forth in the business scope or is otherwise permissible under PRC laws or regulations. In addition, SAFE strengthened its oversight of the flow and use of such capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not otherwise been used. Violations of Circular 142 will result in severe penalties including heavy fines. As a result, Circular 142 may significantly limit our ability to transfer funds to our operations in China through our PRC subsidiary, which may adversely affect our ability to expand our business.

SAFE also promulgated Circular 59 on November 9, 2010, which, among other things, requires the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents, or otherwise approved by the board of directors. Accordingly, as we apply with SAFE to convert foreign currencies into Renminbi funds for use of such funds in the PRC, they need to be used in accordance with the section entitled “Use of Proceeds,” or when the proposed use of the proceeds is inconsistent with what is set forth in the section entitled “Use of Proceeds,” we need to submit a board resolution in relation to such proposed use of proceeds to SAFE and the settlement of foreign exchange for such use of proceeds must comply with PRC regulations in relation to foreign exchange.

In addition, SAFE issued an internal guideline to its local counterparts, referred to as Circular 45, in November 2011. Based on the version of Circular 45 made publicly available by certain local governmental authorities on their websites, we understand that Circular 45 requires SAFE’s local counterparts to strengthen the control imposed by Circulars 142 and 59 over the conversion of a foreign-invested company’s capital contributed in foreign currency into RMB. Circular 45 stipulates that a foreign-invested company’s RMB funds, if converted from such company’s capital contributed in foreign currency, may not be used by such company to (i) extend loans (in the form of entrusted loans), (ii) repay borrowings between enterprises, or (iii) repay bank loans it has obtained.

We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to our entities in China. If we fail to receive such registrations or approvals, our ability to use capital raised and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, effective on July 4, 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and since SAFE Circular No. 37 was issued a year ago, there remains uncertainty with respect to its implementation. We have requested PRC residents who we know currently hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under SAFE Circular No. 37 and other related rules. However, we cannot assure you that these individuals or any other direct or indirect shareholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our PRC subsidiary could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiary’s ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

You may face difficulties in protecting your interests and exercising your rights as a stockholder of ours since we conduct substantially all of our operations in China and all of our officers and directors reside in China.

We conduct substantially all of our operations in China through Shuhai Beijing, our consolidated VIE in China. All of our current officers and directors reside outside the United States and substantially all of the assets of those persons are located outside of the United States. Because of this factor, it may be difficult for you to conduct due diligence on the Company, our executive officers or directors and attend stockholders meetings if the meetings are held in China. As a result, our public stockholders may have more difficulty in protecting their interests through actions against our management, directors or major stockholders than would stockholders of a corporation doing business entirely or predominantly within the United States.

You may experience difficulties in protecting your rights through the United States courts.

Currently, substantially all of our operations are conducted in China and substantially all of our assets are located in China. All of our officers are nationals or residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a stockholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, it may be difficult or impossible for you to effect service of process within the United States upon us our directors and officers in the event that you believe that your rights have been violated under United States securities laws or otherwise. Even if you are successful in effecting service of process and bringing an action of this kind, the laws of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the PRC of judgments obtained in the United States.

Labor contract laws in China may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated the Labor Contract Law of the PRC, or the Labor Contract Law, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based on the mandatory requirement age. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

The economy of China has been experiencing significant growth, leading to inflation and increased labor costs. China’s overall economy and the average wage in the PRC are expected to continue to grow. Future increases in China’s inflation and material increases in the cost of labor may materially and adversely affect our profitability and results of operations unless we are able pass on these costs to our students by increasing tuition.

Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in China. PCAOB currently cannot inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus filed with the SEC. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, work papers located in China are not currently inspected by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities.

Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. However, the PCAOB is currently unable to inspect an auditor’s audit work related to a company’s operations in China and where such documentation of the audit work is located in China. As a result, our investors may be deprived of the benefits of PCAOB’s oversight of our auditors through such inspections.

The inability of the PCAOB to conduct inspections of our auditors’ work papers in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements.

Risks Relating to Our Common Stock

Our majority stockholders will control our company for the foreseeable future, including the outcome of matters requiring shareholder approval.

Our officers and directors collectively have an approximately 81.8 % beneficial ownership of our Company. This is particularly the case as our two directors are members of the same family. As a result, such individuals will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company.

No public market for our Common Stock currently exists, and an active trading market may not develop or be sustained following this offering.

As we are in our early stages, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is no public market for our common stock, and even if we become a publicly-listed company, of which no assurances can be given, we cannot predict whether an active market for our Common Stock will ever develop in the future.  In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for shares of our common stock may be limited; and

•	A lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

Assuming we can find market makers to establish quotations for our Common Stock, we expect that our Common Stock will be quoted on the OTC Bulletin Board (known as the OTCBB) or OTCQB market operated by OTC Markets Group, Inc.  These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE MKT (formerly known as the NYSE AMEX). No assurances can be given that our Common Stock, even if quoted on such markets, will ever trade on such markets, much less a senior market like NASDAQ or NYSE MKT. In this event, there would be a highly illiquid market for our Common Stock and you may be unable to dispose of your common stock at desirable prices or at all. Moreover, there is a risk that our Common Stock could be delisted from the OTCBB/OTCQB, in which case it might be listed on the so called “Pink Sheets”, which is even more illiquid than the OTC Bulletin Board.

The lack of an active market impairs your ability to sell your shares of our Common Stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares of our Common Stock. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares of our Common Stock and may impair our ability to expand our operations through acquisitions by using our shares as consideration.

Even if our Common Stock becomes publicly-traded and an active trading market develops, the market price for our Common Stock may be volatile.

Even if our securities become publicly-traded and even if an active market for our Common Stock develops, of which no assurance can be given, the market price for our Common Stock may be volatile and subject to wide fluctuations due to factors such as:

•	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	negative publicity, studies or reports;

•	conditions in Chinese and global cybersecurity product markets;

•	our capability to match and compete with technology innovations in the industry;

•	changes in the economic performance or market valuations of other companies in the same industry;

•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and the U.S. dollar; and

•	general economic or political conditions in or impacting China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our Common Stock may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Common Stock begin trading on over-the-counter, our Common Stock may be “thinly-traded”, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Common Stock may not develop or be sustained.

Our Common Stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock, which we plan to have quoted for trading on the OTCBB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, as amended.  Our Common Stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FINRA sales practice requirements may also limit your ability to buy and sell shares of our Common Stock, which could depress the price of shares of our Common Stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell shares of our Common Stock, have an adverse effect on the market for shares of our Common Stock, and thereby depress price of our Common Stock.

You may face significant restrictions on the resale of your shares of our Common Stock due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Potential future sales under Rule 144 may depress the market price for the Common Stock.

In general, under Rule 144, a person who has satisfied a minimum holding period of between six months to one-year, as well as meeting any other applicable requirements of Rule 144, may thereafter sell such shares publicly. Therefore, the possible sale of unregistered shares may, in the future, have a depressive effect on the price of our Common Stock in the over-the-counter market.

Volatility in our Common Stock price may subject us to securities litigation.

The market for our Common Stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from Shuhai Beijing. Shuhai Beijing may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

The following Management’s Discussion and Analysis should be read in conjunction with, our financial statements and the accompanying notes to the financial statements included elsewhere in this report.

Located in Beijing, Shuhai Beijing was incorporated in the PRC on February 11, 2015 with a total committed registered capital of RMB 50.0 million ($8.18 million) (the “Registered Capital”). As of June 30, 2015, a total of RMB 1,200,500 ($195,878) was contributed toward that Registered Capital.

We are building a business focused on developing, testing and providing information platform systems to end users for (1) Internet and network security audits and related hardware products, (2) Internet advertising platforms, and (3) building micro marketing service systems with O2O (or online-to-offline) technology for end users’ marketing needs. We also aim to provide nationwide ISP network access services, big data collection and analysis services, and network security operation training to our customers.

On October 27, 2015, we became a VIE of Tianjin Information Sea Information Technology Co., Ltd. (or Tianjin Information) through a series of agreements including Operation and Intellectual Property Service Agreement, Shareholders’ Voting Rights Entrustment Agreement, Option Agreement and Equity Pledge Agreement. Tianjin Information is a limited liability company incorporated under the laws of the PRC, and is a wholly foreign-owned entity (which we refer to as the WFOE) of Shuhai Information Skill (HK) Limited (which we refer to Shuhai Skill (HK)). Shuhai Skill (HK) is an intermediate holding company incorporated in HK.

On October 29, 2015, Datasea Inc. (“Datasea”) entered into and closed a share exchange agreement (the “Exchange Agreement”) with Shuhai Skill (HK) and its shareholders. Pursuant to the terms of the Exchange Agreement, the Shareholders, who together own 100% of the ownership rights in Shuhai Skill (HK), agreed to transfer all of the issued and outstanding ordinary shares to Datasea in exchange for the issuance of an aggregate of 4,000,000 shares of Data’s common stock, par value $.001 per share (the “Common Stock”), thereby causing Shuhai Skill (HK) and its wholly-owned subsidiaries, Tianjin Information and Harbin Information, to become wholly-owned subsidiaries of Datasea. After giving effect to the Share Exchange, Datasea had a total of 11,000,000 shares of common stock outstanding.

The acquisition of Shuhai Skill (HK) was accounted for as a recapitalization effected by a share exchange wherein Shuhai Skill (HK) is considered the acquirer for accounting and financial reporting purposes with no adjustment to the historical basis of its assets and liabilities. Shuhai Skill (HK) shareholders become the majority shareholders and have control of the Company. Datasea was a non-operating public shell prior to the acquisition. As a result of the acquisition of Shuhai Skill (HK), Datasea is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination.

Shuhai Skill (HK), Tianjin Information and Harbin Information had no operations prior to the reverse merger with Datasea.

Results of Operations

From February 11, 2015 (date of inception) to June 30, 2015

From February 11, 2015 through June 30, 2015, we had no revenue.  Operating expenses during this period were $202,740. At June 30, 2015, we had a working capital deficiency of $58,115. We are a start-up business. In accordance with ASC 720, “Start-up Costs,” we expense all costs incurred in connection with the start-up and organization of the Company. These circumstances, among others, raise substantial doubt about our ability to continue as a going concern.

Our management recognizes that the Company must generate sales and invest additional resources to enable it to continue to develop its operations. We expect to officially commence sales of our products by December 2015. Based on increased demand for Internet services in China, including Internet security and big data integration, we anticipate a healthy growth in our business. We intend to raise additional financing through debt and equity financing or through other means as we deem necessary, with a view to moving forward and sustaining prolonged growth in our initial stage of development.

Liquidity and Capital Resources

As of June 30, 2015, we had cash and cash equivalents of $5,904. We had a net working deficit of $58,115 at June 30, 2015. Our current cash position, together with the cash we anticipate generating from operations, may not be sufficient to satisfy our working capital needs for the next 12 months.

Because we are a development-stage company, we anticipate that our results of operations will fluctuate for the foreseeable future due to several factors, such as the progress of our marketing and sales efforts. Due to these uncertainties, it is difficult or impossible to make accurate predictions of future operations.

We presently do not have any available credit, bank financing or other external sources of liquidity and we are reliant on loans from our founders, Ms. Zhixin Lu and Mr. Fu Liu. Due to our limited history and historical operating losses, our operations have not yet become a source of liquidity. We may need to obtain additional capital in order to expand operations and become profitable. Financing opportunities may include issuing equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, no assurance can be given that we will be successful in raising additional capital.

The following is a summary of cash provided by or used in each of the indicated types of activities during the period from February 11 (date of inception) to June 30, 2015.

2015
Cash provided by (used in):
Operating Activities	$(195,683)
Investing Activities	$(53,077)
Financing Activities	$254,649

Net cash used in operating activities was $195,683 for the period from February 11, 2015 to June 30, 2015. The cash outflow from operating activities was mainly due to net loss and payments for prepaid expenses.

Net cash used in investing activities was $53,077 for the period from February 11, 2015 to June 30, 2015. The net cash outflow from investing activities was primarily due to expenses related to the acquisition of new equipment.

Net cash provided by financing activities was $254,649 for the period from February 11 to June 30, 2015. The net cash inflow from February 11, 2015 to June 30, 2015 was due to capital contributions from our shareholders of $195,878, and an advance from the Company’s President of $58,771 for our operating needs.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

We do not believe our business and operations have been materially affected by inflation.

Critical accounting policies and Estimates

Basis of Presentation

The accompanying financial statements of the Company were prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and presented in U.S. Dollars.

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant areas requiring the use of management estimates include, but are not limited to, estimated useful life and residual value of property, plant and equipment, provision for staff benefit, recognition and measurement of deferred income taxes and valuation allowance for deferred tax assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

Property and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives as follows:

Furniture and Fixtures	5-10 years
Office Equipment	3-5 years

Leasehold improvements are depreciated on a straight-line method over the shorter of estimated useful lives or lease terms.

Revenue Recognition

The Company’s revenue recognition policies will be in accordance with FASB ASC Topic 605, “Revenue Recognition.”  Sales will be recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the customer, the price is fixed or determinable, title has passed to the customer, which generally is at the time of delivery, no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition will be recorded as unearned revenue.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income.” Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company follows FASB ASC Topic 220-10, “Comprehensive Income.” Comprehensive income comprises net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended September 30, 2012 consisted of net loss and foreign currency translation adjustments.

Recently Issued Accounting Standards

In September 2014, the FASB issued Presentation of Financial Statements — Going Concern. This standard requires management to evaluate for each annual and interim reporting period whether it is probable that the reporting entity will not be able to meet its obligations as they become due within one year after the date that the financial statements are issued. If the entity is in such a position, the standard provides for certain disclosures depending on whether or not the entity will be able to successfully mitigate its going concern status. This guidance is effective for annual periods ending after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016. Early application is permitted. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following tables sets forth certain information with respect to beneficial ownership of our Common Stock immediately after the closing of the reverse merger based on 11,000,000 shares of Common Stock issued and outstanding. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrants or other right to acquire additional securities of the Company except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class

Common	Ms. Zhixin Liu (1)	5,750,000	52.30%
	Changning Building
	Fengtai District, Beijing
	China

Common	Mr. Fu Liu (1)	3, 250,000	29.50%
	Changning Building
	Fengtai District, Beijing
	China 413000

Common	All Directors and Officers as a Group (2 in total)	9,000,000	81.80%

(1)	Officer or Director of the Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers and Significant Employees

The following tables set forth the respective positions and ages of the directors and executive officers of the Company as of October 29, 2015. Each director of the Company has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Vacancies in the existing board of directors (the “Board of Directors”) of the Company are filled by majority vote of the remaining directors. There are no agreements or understandings for any officer or director to resign at the request of another person, and no officer or director is acting on behalf of, or will act at the direction of, any other person.

Name	Age	Position	Director or Officer Since
Mr. Fu Liu	50	Director	October 2015
Ms. Zhixin Liu	29	Chairman of the Board, CEO, President, Interim-CFO, Secretary and Treasurer	October 2015

Biographical Information

Ms. Zhixin Liu. Ms. Zhixin Liu currently serves as the Chief Executive Officer of the Company. Prior to founding the Company in February of 2015, from February 2012 to January 2015, Ms. Liu also worked as the General Manager of Harbin Jinfenglvyuan Bio-technology Co., Ltd. where she was responsible for implementing the company’s annual work plan, financial budget report, profit distribution, utilization plan, conducting the daily management of the company, and signing agreements on behalf of the company. From January 2011 to February 2012, Ms. Liu worked as a board director in Beijing Jinyajianguo Refrigeration Plants Manufacturing Co., Ltd., a private company. From January 2010 to January 2011, Ms. Liu worked as the Vice General Manager and Director of the Board at Beijing Time Garden Digital Technologies Co., Ltd where she was responsible for the management of several departments and assisted the General Manager with internal and external affairs. Ms. Liu has a bachelor’s Degree in IT Management from Employee University Directly under Heilongjiang Provincial Governmental Departments. She is presently enrolled in the MBA program of China Agricultural University.

Mr. Fu Liu. Mr. Fu Liu currently serves as Director on the Company’s Board of Directors. Mr. Liu has served as the chairman of the board of directors of our operating affiliate, Shuhai Beijing, since February 2015. Prior to his service on the board of Shuhai Beijing, from February 2012 to January 2015, Mr. Liu served as the Chairman of Board of Directors of Harbin Jinfeng Lv Yuan Biotechnology Co. Ltd. From January 2011 to January 2015, he served as a director of Beijing Jinyajianguo Refrigeration Equipment Co., Ltd. Prior to that, Mr. Liu was the director of Kedong County Rural Economic Management Office of Heilongjiang Province from January 2005 to January 2012. Mr. Liu received a bachelor’s degree in accounting from Heilongjiang Institute of Finance and Economics in June of 1987 and a bachelor’s in law from the CPC Party School Heilongjiang Provincial Committee in 1989.

Family Relationships

Mr. Liu, our Director, is the father of Ms. Liu, our Chairman of the Board, Chief Executive Officer, interim Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Liu holds a 65 percent interest in Shuhai Beijing and Ms. Liu holds a 35 percent interest in Shuhai Beijing.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. Presently, our company is not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. We intend to create board committees, including an independent audit committee, in the near future as we prepare to list on a national securities exchange. If we are successful in listing our Common Stock on the NYSE or NASDAQ, we would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for such listing and in compliance with Rule 10A-3 of the Securities Exchange Act of 1934.

Involvement in Certain Legal Proceedings

None of the Company’s officers, directors, promoters or control persons has been involved in any of the following during the past five years:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceedings or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities laws or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The following table sets forth, for the period indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer, chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of one percent of the Company’s assets during the stated periods.

Summary Compensation Table:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Award(s) ($)	Option Award(s) ($)	Non-Equity Incentive Plan Compensation (#)	Non-qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)

Mr. Fu Liu	2015	0 (1)								0 (1)

Ms. Zhixin Liu	2015	7,047	(2)							7,047 (2)

(1)	Mr. Fu Liu did not receive a salary for his work as a director of our operating affiliate, Shuhai Beijing, for the period from February 11, 2015 to June 30, 2015.
(2)	This figure represents $7,047 in compensation earned by Ms. Zhixin Liu while working as an officer/director of our operating affiliate, Shuhai Beijing for the period from February 11, 2015 to June 30, 2015.

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers.

Employment Agreements

We have no written employment agreements with our officers and directors other than those entered into by Shuhai Beijing and our officers.

Subsidiary Employment Agreements

The Company’s variable interest entity, Shuhai Beijing, has entered into employment agreements with its officers and employees. The following discussion identifies and summarizes the employment agreements that Shuhai Beijing has entered into with Ms. Liu. Mr. Liu does not have an employment contract with any of our subsidiaries.

Employment Contract – Zhixin Liu

On February 11, 2015, Shuhai Beijing entered into an employment agreement with Ms. Zhixin Liu for a one-year term, pursuant to which Shuhai Beijing agreed to employ Ms. Zhixin Liu as the Chief Executive Officer of the company. Pursuant to the terms of the employment agreement, Ms. Zhixin Liu is paid an annual salary of $18,780 in addition to a bonus. The employment agreement terminates at the end of its term or by the Company pursuant to enumerated circumstances set forth in the employment agreement, or may be extended or amended by mutual agreement of the parties. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, which is attached hereto as Exhibit 10.5 and is herein incorporated by reference.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Director Compensation

We do not currently compensate our directors for their services as directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred when attending board or committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

The Company’s Chief Executive Officer paid for certain operating expenses on behalf of the Company. As of June 30, 2015, the amount due to the Chief Executive Officer was $58,917. This loan is interest-free, unsecured and is due on demand.

Director Independence

We do not have an independent board of directors.

LEGAL PROCEEDINGS

Neither we nor our subsidiaries are a party to any material pending legal proceedings, and no such proceedings are known to be contemplated. However, from time to time, we and our subsidiaries may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business and an adverse result in these or other matters may arise from time to time that may harm our business. No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

No public trading market currently exists for the Company’s securities. The Company plans to apply for public quotation of its shares in the over-the-counter market. This process will require the Company to find a brokerage firm to apply for listing. There is no assurance that a market will develop, or that a shareholder will ever be able to liquidate his or her investment. The Company currently has 11,000,000 shares of Common Stock issued and outstanding.

Holders

As of the date of this Current Report on Form 8-K, the Company currently has 11,000,000 shares of Common Stock issued and outstanding owned by approximately 34 owners of record.

Dividends

The Company has not declared or paid any cash dividends on its Common Stock during the fiscal years ended June 30, 2015. There are no restrictions on the Common Stock that limit the ability of us to pay dividends if declared by the Board of Directors and the loan agreements and general security agreements covering the Company’s assets do not limit its ability to pay dividends. The holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the stockholders. Generally, the Company is not able to pay dividends if, after payment of the dividends, it would be unable to pay its liabilities as they become due or if the value of the Company’s assets, after payment of the liabilities, is less than the aggregate of the Company’s liabilities and stated capital of all classes.

The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather plan to reinvest our earnings, if any, in the development of our business operations.

RECENT SALES OF UNREGISTERED SECURITIES

On October 29, 2015, pursuant to the closing of the Share Exchange Agreement dated October 29, 2015, by and between the Company and the Shareholders of Shuhai Skill (HK), the Company issued a total of 4,000,000 shares of Common Stock to Zhixin Liu and Fu Liu. As set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, in return for the issuance of 4,000,000 shares of its Common Stock, the Company received all of the issued and outstanding ordinary shares of Shuhai Skill (HK) thereby making Shuhai Skill (HK) and Tianjin Information a wholly owned subsidiary of the Company and Shuhai Beijing a VIE of the Company. For the above share issuances, the shares were not registered under the Securities Act in reliance upon the exemption from registration provided in Rule 4(a)(2) of the Securities Act. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 75,000,000 shares, $.001 par value per share, of Common Stock, of which 11,000,000 shares are issued and outstanding. As of the date hereof, there are no outstanding options, warrants or other securities.

Voting Rights

Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company.

Anti-Takeover Provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Preemptive Rights

The holders of our Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidation Rights

In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption Rights

The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company’s Common Stock, including those shares issued in this transaction, have been duly authorized, fully paid, non-assessable and validly issued.

Preferred Stock

The Company’s articles of incorporation and bylaws do not authorize issuance of preferred stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws include provisions requiring the Company to provide indemnification for officers, directors, and other persons. The following describes the key terms of the indemnification provisions.

Indemnification Respecting Third Party Claims. The Company, to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify any person (including the heirs, executors, administrators or estate of any such person) (the Indemnitee) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company or its affiliated entities), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of an affiliated entity, against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to Article 78.138 of the Nevada Revised Statues (the “NPCL”), or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company.

Indemnification Respecting Derivative Claims. The Company, to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, an Indemnitee who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Subsidiary Officer of an affiliated entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person is not liable pursuant to NPCL 78.138, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company.

Determination of Entitled to Indemnification. Any indemnification to be provided under either of foregoing provisions shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper under the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The Company shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

Advance of Expenses. Expenses incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding shall, to the extent permitted by law, be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount.

Notice of Action; Assumption of the Defense by the Company. Promptly after receipt by any director, officer, or any person entitled to indemnification based on the above provisions of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought, an Indemnitee shall notify the Company thereof. The Company shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish.

Non-exclusivity. Subject to certain exceptions, the provision of indemnification to or the advancement of expenses and costs to an Indemnitee, or the entitlement of any person to indemnification or advancement of expenses and costs under the Company’s bylaws does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company’s Amended and Restated Bylaws were filed as an Exhibit 3.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2015 and is incorporated herein by reference, and the foregoing description of the indemnification provisions of the Company’s Amended and Restated Bylaws is qualified in its entirety by reference thereto.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information regarding the Exchange Agreement set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the execution of the Exchange Agreement and the issuance of 4,000,000 shares of the Company’s common stock to the Ms. Zhixin Liu and Mr. Fu Liu, the Company will now be under their control. Following the Share Exchange, Ms. Liu holds 5,750,000 shares of Common Stock or 52.3 percent of the issued and outstanding common stock of the Company, and Mr. Liu holds 3,250,000 shares of Common Stock or 29.5 percent of the issued and outstanding common stock of the Company.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Exchange Agreement, upon closing of the Share Exchange on October 29, 2015, Mr. Xinzhong Sun resigned from the positions of President, Secretary and Treasurer of the Company. Following Mr. Sun’s resignation, Ms. Liu was appointed to the positions of chairman of the board of directors, chief executive officer, president, interim-chief financial officer, treasurer and corporate secretary. Mr. Liu was appointed to serve as a director on the board of directors. Officers are elected by the board of directors and serve at the discretion of the board of directors. Mr. Sun no longer holds an ownership interest in the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 30, 2015, the board of directors of Datasea, Inc. approved a change in the Company’s fiscal year to a fiscal year from December 31 to June 30. Accordingly, the Company's next Annual Report on Form 10-K will be for the fiscal year ending June 30, 2016. In accordance with certain rules promulgated under the Securities Exchange Act of 1934, as amended, the Company will file a Transition Report on Form 10-Q with the Securities and Exchange Commission within the time period prescribed by such rules.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

See Item 2.01 above relating to the share exchange with Shuhai Skill (HK). As a result of the share exchange, the Company ceased to be a shell company.

The Company was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to the Share Exchange as described in Item 2.01 above. As a result of the Share Exchange, the Company has acquired an operating affiliate that possesses an operating business. Consequently, the Company believes that the Share Exchange has caused it to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated herein by this reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Shuhai Information Technology Co., Ltd.’s audited financial statements for the period from February 11, 2015 to June 30, 2015, are filed in this Current Report on Form 8-K as Exhibit 99.1; and

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements for the period from February 11, 2015 to June 30, 2015 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement dated October 29, 2015 by and between Shuhai Information Skill (HK) Limited, Zhixin Liu and Fu Liu.*
3.1(i)	Articles of Incorporation, incorporated by reference form S-1 filed with the Securities and Exchange Commission on February 13, 2015.
3.1(ii)	First Amendment to Articles of Incorporation, May 27, 2015, incorporated by reference from Form 8-K/A filed with the Securities and Exchange Commission on May 27, 2015.
3.2(i)	Bylaws, incorporated by reference from form S-1 filed with the Securities and Exchange Commission on February 13, 2015.
3.2(ii)	Amendment to Bylaws, August 20, 2015, incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on August 25, 2015.
10.1	Operation and Intellectual Property Service Agreement, dated October 20, 2015, by and among Tianjin Information Sea Information Technology Co., Ltd. and Shuhai Information Technology Co. Ltd., Fu Liu and Zhixin Liu.*
10.2	Shareholder Voting Rights Entrustment Agreement, dated October 27, 2015, by and among Tianjin Information Sea Information Technology Co., Ltd. and Shuhai Information Technology Co. Ltd., Fu Liu and Zhixin Liu. *
10.3	Option Agreement, dated October 27, 2015, by and between Tianjin Information Sea Information Technology Co., Ltd. and Fu Liu and Zhixin Liu. *
10.4	Equity Pledge Agreement dated October 27, 2015 by and between Tianjin Information Sea Information Technology Co., Ltd. and Fu Liu and Zhixin Liu.*
10.5	Employment Agreement, dated February 11, 2015 by and between Shuhai Information Technology Co., Ltd. and Ms. Zhixin Liu.*
99.1	Audited financial statements for the period from February 11, 2015 to June 30, 2015.*
99.2	The Company’s pro forma financial statements for the period from February 11, 2015 to June 30, 2015.*
________
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2015	DATASEA INC.

By: /s/ Zhixin Liu
Name: Zhixin Liu
Title: Chairman of the Board, Chief Executive Officer, President, Interim Chief Financial Officer, Secretary and Treasurer